Exhibit 99.1

Orchestra BioMed Appoints Bill Little as Executive Vice President of Corporate Development and Strategy and Andrew Taylor as Chief Financial Officer

June 7, 2023

Bill Little, previously Chief Operating Officer (COO) of Neovasc, Inc. through its acquisition by Shockwave Medical in April 2023, will lead efforts to forge further strategic collaborations in newly created Executive Vice President (EVP) of Corporate Development and Strategy role

Andrew Taylor joins as Chief Financial Officer (CFO) with over 20 years of CFO experience with emerging growth companies, the last 15 of which were spent in the medical device sector

NEW HOPE, Pa., June 07, 2023 (GLOBE NEWSWIRE) -- Orchestra BioMed Holdings, Inc. (Nasdaq: OBIO, “Orchestra BioMed” or the “Company”), a biomedical company accelerating high-impact technologies to patients through risk-reward sharing partnerships, today announced the appointment of Bill Little as EVP of Corporate Development and Strategy and Andrew Taylor as CFO. Mr. Taylor succeeds former CFO Michael Kaswan, who will continue as a consultant to the Company during a transition period.

“It’s an honor to welcome Bill and Andrew to our executive team, two highly experienced medical device industry executives with a strong appreciation for our partnership-driven innovation and growth strategy,” said David Hochman, Chairman, Chief Executive Officer and Founder of Orchestra BioMed. “Bill brings an extraordinary depth of knowledge, expertise and relationships in the cardiovascular device industry that we believe will help us identify further opportunities to apply our business model for bringing medical innovations to life. Andrew and I have a long-standing professional relationship spanning more than six years, during which time he has proven to be a talented financial leader with highly relevant operational, capital markets and strategic perspective and experience. We look forward to generating additional value for our stakeholders with the aid of Bill and Andrew’s leadership. We are also very grateful to Mike for his many contributions, which helped us build a strong balance sheet to adeptly enter the public markets.”

The Orchestra BioMed business model is centered on risk-reward sharing partnerships to advance innovative medical technologies to market. The appointment of Mr. Little marks the establishment of a formal corporate development function within Orchestra BioMed focused on driving strategy for additional potential strategic collaborations and pipeline expansion. Mr. Little most recently served as COO at Neovasc, where he drove its successful acquisition by Shockwave Medical in April 2023. Prior to joining Neovasc in 2019, he spent 25 years in the medical device industry, including as a member of the leadership team at Abbott Vascular, where he served as Divisional Vice President of Global Marketing and Head of Customer and New

Market Insights. Earlier in his career, Mr. Little served as Vice President of Global Cardiovascular Therapies for St. Jude Medical, where he oversaw marketing and strategy for the structural heart and vascular portfolios; Vice President, Global Marketing at Bard Peripheral Vascular; and in a variety of cardiovascular sales and marketing roles at Boston Scientific. Mr. Little holds a B.S. in Business Administration and Marketing from the University of Colorado at Boulder.

Mr. Little commented, “There is a wealth of promising medical device technology that needs the right resources and expertise to advance through clinical development and ultimately serve patients and clinicians. The business model Orchestra BioMed is pursuing is designed to address a persistent, industry-wide challenge in the device space, presenting a unique solution to mobilize talent, capital and operational agility through structured collaborations with large device companies. In my new role, I look forward to working with David, Darren and the outstanding team they have assembled to thoughtfully pursue new technologies and partnerships so we can continue to accelerate innovation to patients who deserve improved clinical outcomes.”

Mr. Taylor joins Orchestra BioMed with over 20 years of CFO experience with emerging growth companies, the last 15 of which were in the medical device sector. He has worked closely with Mr. Hochman and Darren R. Sherman, President, COO and Founder of Orchestra BioMed, as a strategic advisor to the Company for over six years and is deeply connected to its mission. Prior to joining Orchestra BioMed, Mr. Taylor served as CFO of Motus GI Holdings, Inc. (NASDAQ: MOTS), where he helped lead the company’s 2018 IPO. Prior to Motus GI, Mr. Taylor spent 10 years as CFO and President of Avertix Medical, Inc. (f/k/a Angel Medical Systems, Inc.), where he is still a member of the Board of Directors. Prior to Avertix, he was a Practice Leader for AC Lordi Consulting (now part of BDO USA, LLP) and CFO and Corporate Director of Operations for Safe3w, Inc. (acquired by iPass). Mr. Taylor earned a high-honors MBA with a concentration in Accounting and Finance from Northeastern University and a B.A. in Political Science and Economics from McGill University.

Mr. Taylor commented, “I have watched the Orchestra BioMed story unfold from concept to exciting execution over the last six years as I worked alongside David and Darren in my role as CFO of Motus GI. I am honored and excited to join them as the Company’s CFO to help continue to drive an innovative and capital efficient business model supported by premier investors and global leaders in medical device development and commercialization. I look forward to working with the talented and passionate members of Orchestra BioMed’s team, as well as our strategic collaborators at Medtronic and Terumo as we seek to advance our high-impact BackBeat Cardiac Neuromodulation Therapy™ and Virtue® Sirolimus AngioInfusion™ Balloon programs.”

About Orchestra BioMed

Orchestra BioMed (Nasdaq: OBIO) is a biomedical innovation company accelerating high-impact technologies to patients through risk-reward sharing partnerships with leading medical device companies. Orchestra BioMed’s partnership-enabled business model focuses on forging strategic collaborations with leading medical device companies to drive successful global commercialization of products it develops. Orchestra BioMed’s flagship product candidates include BackBeat Cardiac Neuromodulation Therapy™ (CNT™) for the treatment of hypertension, a significant risk factor for death worldwide, and Virtue® Sirolimus AngioInfusion™ Balloon (SAB) for the treatment of atherosclerotic artery disease, the leading cause of mortality worldwide. Orchestra BioMed has a strategic collaboration with Medtronic, one of the largest medical device companies in the world, for development and commercialization of BackBeat CNT for the treatment of hypertension in pacemaker-indicated patients, and a strategic partnership with Terumo Corporation, a global leader in medical technology, for development and commercialization of Virtue SAB for the treatment of artery disease. Orchestra BioMed has additional product candidates and plans to potentially expand its product pipeline through acquisitions, strategic collaborations, licensing, and organic development. For further information about Orchestra BioMed, please visit www.orchestrabiomed.com, and follow us on LinkedIn and Twitter.

References to information included on, or accessible through, websites and social media platforms do not constitute incorporation by reference of the information contained at or available through such websites or social media platforms, and you should not consider such information to be part of this press release.

Forward-Looking Statements

Certain statements included in this document that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements relating to the Company’s ability to successfully execute on its late-stage development programs, identify new potential opportunities, generate additional value for shareholders and expand its product pipeline. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; failure to realize the anticipated benefits of the business combination; risks related to regulatory approval of the Company’s product candidates; the timing of, and the Company’s ability to achieve expected regulatory and business milestones; the impact of competitive products and product candidates; and the risk factors discussed under the heading “Item 1A. Risk Factors” in the Company’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 12, 2023 as updated by any risk factors disclosed under the heading “Item 1A. Risk Factors” in the Company’s subsequently filed quarterly reports on Form 10-Q.

The Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, the Company cautions against placing undue reliance on these forward-looking statements, which only speak as of the date of this press release. The Company does not plan and undertakes no obligation to update any of the forward-looking statements made herein, except as required by law.

Investor Contact:

Bob Yedid

LifeSci Advisors

(516) 428-8577

Bob@lifesciadvisors.com

Media Contact:

Kelsey Kirk-Ellis

Orchestra BioMed

(484) 682-4892

kkirkellis@orchestrabiomed.com